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                                  THE HARTFORD

                        LIFETIME INCOME BUILDER II RIDER
                                 (SINGLE LIFE)

This rider is issued as part of the Contract to which it is attached, and is effective on the date it is issued to You. Except where this rider provides otherwise, it is subject to all of the conditions and limitations of the Contract. This rider provides a guaranteed Lifetime Benefit Payment (LBP) and a Guaranteed Minimum Death Benefit (DB).

DEFINITIONS

Terms used that are not defined in this rider shall have the same meaning as those in Your Contract.

COVERED LIFE. Any Contract Owner, if a person or, if the Contract Owner is not a person, the Annuitant.

ELIGIBLE WITHDRAWAL YEAR. A Contract Year in which You are eligible to withdraw the Lifetime Benefit Payment. Every Contract Year that begins after the oldest Covered Life's [60th] birthday is an Eligible Withdrawal Year.

GUARANTEED MINIMUM DEATH BENEFIT (DB). The minimum amount payable upon the death of any Contract Owner or Annuitant.

LIFETIME BENEFIT PAYMENT (LBP). The maximum guaranteed withdrawal available during any Eligible Withdrawal Year until the death of any Covered Life or until the withdrawal feature is revoked, as described in this rider.

PARTIAL SURRENDER. A withdrawal of a portion of the Contract Value including Contingent Deferred Sales Charges, if applicable.

PAYMENT BASE (PB). The basis for determining the Lifetime Benefit Payment and Rider Charge.

THRESHOLD. An amount used to determine the change in the PB following a Partial Surrender in any Contract Year that is not an Eligible Withdrawal Year. Such amount is [5%] multiplied by the greater of the PB or the sum of Contract Value on the most recent Contract Anniversary plus subsequent Premium Payments made after the most recent Contract Anniversary.

WITHDRAWAL PERCENTAGE (WP). The WP is the percentage used to determine Your LBP during any Eligible Withdrawal Year. It is based on the attained age of the oldest Covered Life as follows: If the first withdrawal after the rider effective date occurs during an Eligible Withdrawal Year, Your WP is based on the oldest Covered Life's attained age on the prior Contract Anniversary (or, if such withdrawal occurs in the first Contract Year, on the Contract Issue Date) but in no case earlier than the rider effective date. If the first withdrawal after the rider effective date occurs during a non-Eligible Withdrawal Year, Your WP will be set at [5%].

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If the first withdrawal occurs during an Eligible Withdrawal Year the WP will be set at the time of Your first withdrawal based on the attained age of the oldest Covered Life as follows:

                       AGE                             WITHDRAWAL PERCENTAGE
--------------------------------------------------------------------------------
                    [60 - 64                                   5.0%
                     65 - 69                                   5.5%
                     70 - 74                                   6.0%
                     75 - 79                                   6.5%
                  80 and older                                 7.0%]

PAYMENT BASE (PB)

Your PB is subject to a maximum of $5,000,000 and is determined as follows:

ON THE RIDER EFFECTIVE DATE:

       1. If this rider is effective on the Contract Issue Date, then the PB equals Your initial Premium Payment.

       2. If this rider is effective after the Contract Issue Date, then the PB equals the Contract Value on the rider effective date less any Premium Enhancements, if applicable, received during the [12] months prior to the rider effective date.

ON EACH CONTRACT ANNIVERSARY, WE WILL DETERMINE IF AN AUTOMATIC INCREASE IS
APPLICABLE:

On each Contract Anniversary up to and including the Contract Anniversary immediately following the Covered Life's [80th] birthday, we will determine if an automatic increase in the PB is applicable. If an automatic increase is applicable, We will increase the PB by an amount not less than zero and not to exceed [10%], as determined by the following factors:

     (Contract Value prior to Rider Charge taken on Contract Anniversary divided by the Maximum Contract Value) minus 1, where the Maximum Contract Value equals the greater of (a) or (b) below:

       a) the Contract Value on the rider effective date, plus any subsequent Premium Payments received; or

       b) the greatest of the Contract Value on each subsequent Contract Anniversary, excluding the current Contract Anniversary. Each Contract Value is adjusted for subsequent Premium Payments received after the Contract Anniversary date.

WHEN A SUBSEQUENT PREMIUM PAYMENT IS MADE, the PB will be adjusted:

Upon receipt of each subsequent Premium Payment, the PB will be increased by the amount of the subsequent Premium Payment.

Our approval is required for any subsequent Premium Payment received after the first [12] months.

WHEN A PARTIAL SURRENDER IS MADE DURING A NON-ELIGIBLE WITHDRAWAL YEAR, the PB will be adjusted:

       1. For cumulative Partial Surrender(s) in a Contract Year that are equal to or less than the Threshold, We will reduce the PB by the dollar amount of such Partial Surrender(s).

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       2.   For any Partial Surrender that first causes cumulative Partial
            Surrender(s) in a Contract Year to exceed the Threshold, We will reduce the PB by the dollar amount of the Partial Surrender that does not exceed the Threshold. For that portion of the Partial Surrender that exceeds the Threshold, We will reduce the remaining PB by applying a factor. The factor is as follows:

               1 - (A/(B-C)) where:

                    A = The amount of the Partial Surrender(s) during the Contract Year in excess of the Threshold;

                    B = Contract Value immediately prior to the Partial Surrender; and

                    C = The Threshold, less any prior Partial Surrender(s) during the Contract Year. If C results in a negative number, C becomes zero.

       3. For any additional Partial Surrender(s) in a Contract Year, where the sum of all prior Partial Surrender(s) exceed the Threshold, We will reduce the PB by applying a factor. The factor is as follows:

               1 - (A/B) where:

                    A = The amount of the Partial Surrender; and

                    B = Contract Value immediately prior to the Partial
                    Surrender.

WHEN A PARTIAL SURRENDER IS MADE DURING AN ELIGIBLE WITHDRAWAL YEAR, the PB will be adjusted:

       1. For cumulative Partial Surrender(s) in a Contract Year that are equal to or less than the LBP, We will not reduce the PB.

       2. For cumulative Partial Surrender(s) in a Contract Year that exceed the LBP, and all Partial Surrender(s) were paid under Our automatic income program to satisfy the Required Minimum Distribution (RMD) imposed by federal law, We will not reduce the PB.

       3. For any Partial Surrender that first causes the cumulative Partial Surrenders in a Contract Year to exceed the LBP and the RMD exception above does not apply, We will not reduce the PB by the amount of the Partial Surrender that does not exceed the LBP. For that portion of the Partial Surrender that exceeds the LBP, We will reduce the PB by applying a factor. The factor is as follows:

               1 - (A/(B-C)) where:

                    A = The amount of the Partial Surrender(s) during the Contract Year in excess of the LBP;

                    B = Contract Value immediately prior to the Partial Surrender; and

                    C = The LBP, less any prior Partial Surrender(s) during the Contract Year. If C results in a negative number, C becomes zero.

       4. For any additional Partial Surrender(s) in a Contract Year, where the sum of all prior Partial Surrender(s) exceed the LBP, We will reduce the PB by applying a factor. The factor is as follows:

               1 - (A/B) where:

                    A = The amount of the Partial Surrender; and

                    B = Contract Value immediately prior to the Partial
                    Surrender.

LIFETIME BENEFIT PAYMENT (LBP) The LBP is determined as follows:

DURING A NON-ELIGIBLE WITHDRAWAL YEAR, the LBP is equal to zero.

DURING AN ELIGIBLE WITHDRAWAL YEAR, the LBP is equal to Your WP multiplied by the greater of the PB or the Contract Value on the most recent Contract Anniversary. If the rider effective date is after the Contract Issue Date, the starting LBP for the first Contract Year the rider is effective is equal to Your WP multiplied by the PB on the rider effective date. Any time Your PB is adjusted, We will recalculate Your LBP to equal Your WP multiplied by the greater of the PB or the Contract Value immediately after the PB adjustment.

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If the PB is equal to zero due to Partial Surrender(s), the LBP is equal to zero. Subsequent Premium Payments may be made to re-establish the PB and the LBP prior to the Annuity Commencement Date.

If Your LBP on Your most recent Contract Anniversary exceeds Your Annual Withdrawal Amount, if applicable, We will waive applicable Contingent Deferred Sales Charges for Partial Surrender(s) up to that LBP amount.

GUARANTEED MINIMUM DEATH BENEFIT (DB)

If a death benefit is payable due to the death of any Contract Owner or the Annuitant before the Annuity Commencement Date, such benefit will equal the greater of the Contract Value or the Guaranteed Minimum Death Benefit (DB) described below, as of the date We receive Due Proof of Death.

ON THE RIDER EFFECTIVE DATE:

       1. If this rider is effective on the Contract Issue Date, then the DB equals Your initial Premium Payment.

       2. If this rider is effective after the Contract Issue Date, then the DB equals the Contract Value on the rider effective date, less Payment Enhancements, if applicable, received during the last [12] months prior to the rider effective date.

WHEN A SUBSEQUENT PREMIUM PAYMENT IS MADE, the DB will be adjusted:

Upon receipt of each subsequent Premium Payment, the DB will be increased by the amount of the subsequent Premium Payment.

WHEN A PARTIAL SURRENDER IS MADE DURING A NON-ELIGIBLE WITHDRAWAL YEAR, the DB will be adjusted:

       1. For cumulative Partial Surrender(s) in a Contract Year that are equal to or less than the Threshold, We will reduce the DB by the dollar amount of such Partial Surrender(s).

       2. For any Partial Surrender that first causes cumulative Partial Surrender(s) in a Contract Year to exceed the Threshold, We will reduce the DB by the dollar amount of the Partial Surrender that does not exceed the Threshold. For that portion of the Partial Surrender that exceeds the Threshold, We will reduce the remaining DB by applying a factor. The factor is as follows:

               1 - (A/(B-C)) where:

                    A = The amount of the Partial Surrender(s) during the Contract Year in excess of the Threshold;

                    B = Contract Value immediately prior to the Partial Surrender; and

                    C = The Threshold less any prior Partial Surrender(s) during the Contract Year. If C results in a negative number, C becomes zero.

       3. For any additional Partial Surrender(s) in a Contract Year, where the sum of all prior Partial Surrender(s) exceed the Threshold, We will reduce the DB by applying a factor. The factor is as follows:

               1 - (A/B) where:

                    A = The amount of the Partial Surrender; and

                    B = Contract Value immediately prior to the Partial
                    Surrender.

WHEN A PARTIAL SURRENDER IS MADE DURING AN ELIGIBLE WITHDRAWAL YEAR, the DB will be adjusted :

       1. For cumulative Partial Surrender(s) in a Contract Year that are equal to or less than the LBP, We will reduce the DB will be reduced by the dollar amount of such Partial Surrender(s).

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       2.   For cumulative Partial Surrender(s) in a Contract Year that exceed the LBP, and all Partial Surrender(s) were paid under Our automatic income program to satisfy the Required Minimum Distribution (RMD) imposed by the federal law, We will reduce the DB by the amount of such Partial Surrender(s).

       3. For any Partial Surrender that first causes cumulative Partial Surrender(s) in a Contract Year to exceed the LBP and the RMD exception above does not apply, We will reduce the DB by the dollar amount of the Partial Surrender that does not exceed the LBP. For that portion of the Partial Surrender that exceeds the LBP, We will reduce the remaining DB by applying a factor. The factor is as follows:

               1 - (A/(B-C)) where:

                    A = The amount of the Partial Surrender(s) during the Contract Year in excess of the LBP;

                    B = Contract Value immediately prior to the Partial Surrender; and

                    C = The LBP, less any prior Partial Surrender(s) during the Contract Year. If C results in a negative number, C becomes zero.

       4. For any additional Partial Surrender(s) in a Contract Year where the sum of all the prior Partial Surrender(s) exceed the LBP, We will reduce the DB by applying a factor. The factor is as follows:

               1 - (A/B) where:

                    A = The amount of the Partial Surrender; and

                    B = Contract Value immediately prior to the Partial
                    Surrender.

SPOUSAL CONTINUATION

In the event that the spousal continuation provision under the Contract is elected, We will increase the Contract Value to the DB value, if greater. The surviving spouse becomes the new Contract Owner and the new Covered Life on the effective date of the spousal continuation. The following are the effects of a Covered Life change due to spousal continuation:

       1. If the Covered Life is less than age [81] at the time of the continuation, then either (a) or (b) will apply as follows:

         a) If the rider is not currently available for sale, We will revoke the withdrawal feature of this rider. We will continue this rider's DB feature only. The Rider Charge will no longer be assessed.

         b) If the rider is currently available for sale, We will continue the existing rider with respect to all rider benefit provisions, at the Rider Charge that is currently being assessed for new sales of the rider. The PB and DB will be recalculated to equal the Contract Value on the effective date of the spousal continuation. The LBP and WP will be recalculated based on the age of the oldest Covered Life's attained age on the effective date of the spousal continuation. The Maximum Contract Value will be set to equal the Contract Value on the effective date of the spousal continuation.

       2. If the Covered Life is greater than or equal to age [81] on the effective date of the spousal continuation, the rider will terminate. The DB thereafter equals the Contract Value.

COVERED LIFE CHANGE

Any Contract change before the Annuity Commencement Date which causes a change in the Covered Life will result in the recalculation of the benefits provided under this rider. The following are the effects of a change in a Covered Life:

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The rider will terminate if the age of the oldest Covered Life after the Covered
Life change is greater than the issue age limitation of the rider in effect at the time of the Covered Life change. If the rider is no longer available for sale, We will determine the issue age limitation of the rider on a non-discriminatory basis. The Death Benefit thereafter will be the Contract Value.

The below options apply if the age of the oldest Covered Life after the Covered Life change is less than or equal to the issue age limitation of the rider in effect at the time of the Covered Life change. If the rider is no longer available for sale, We will determine the issue age limitation of the rider on a non-discriminatory basis.

       1. Covered Life changes in the first [6] months from the Contract Issue Date will have no impact on the DB or PB. However, the LBP and WP will be recalculated based on the oldest Covered Life's attained age on the rider effective date.

       2. Covered Life changes after the first [6] months from the Contract Issue Date will cause a recalculation of the benefits under either
            (a) or (b):

         a) If the rider is not currently available for sale, We will revoke the withdrawal feature of this rider. We will continue this rider's DB feature only. The DB will be recalculated to the lesser of the Contract Value or the DB on the effective date of the Covered Life change. The Rider Charge will be assessed on the revocation date, and will no longer be assessed thereafter; or

         b) If the rider is currently available for sale, We will continue the existing rider with respect to all rider benefit provisions at the Rider Charge that is currently being assessed for new sales of the rider or if the rider is no longer available for sale, the Rider Charge will be determined by Us on a non-discriminatory basis. The PB will be recalculated to the lesser of the Contract Value or the PB on the effective date of the Covered Life change. The DB will be recalculated to the lesser of the Contract Value or the DB on the effective date of the Covered Life change. The LBP and WP will be recalculated based on the oldest Covered Life's attained age on the Contract Anniversary prior to the first withdrawal from the Contract after the rider effective date. If the first withdrawal occurs prior to the first Contract Anniversary, the LBP and WP will be based on the oldest Covered Life's attained age on the rider effective date. The Maximum Contract Value will be set to equal the Contract Value on the effective date of the Covered Life Change.

MINIMUM AMOUNT RULE

If Your Contract Value is reduced below Our minimum amount rules in effect on a particular Valuation Day as a result of a Partial Surrender the following will occur:

       1. Your Annuity Commencement Date will be attained and subsequent Premium Payments will not be permitted.

       2. We will issue You a Fixed Lifetime Annuity with Payments for a Period Certain. The annual amount that will be paid to You will equal the PB on the Annuity Commencement Date multiplied by the greater of Your WP and [5%]. You may elect the frequency of Your payments from those offered by Us at such time.

FIXED LIFETIME ANNUITY WITH PAYMENTS FOR A PERIOD CERTAIN. -- The lifetime portion will be based on the Covered Lives at the Annuity Commencement Date. The Covered Lives will be the Annuitant and Joint Annuitant for this payout option. The lifetime portion will terminate on the death of any Annuitant.

       1. The minimum amount paid to You under this payout option will be at least equal to the DB provided under this rider just prior to the Annuity Commencement Date.

       2. If the oldest living Annuitant is age [59] or younger, We will automatically defer the date payments will begin until such Annuitant attains age [60] and is eligible to receive payments in a fixed dollar amount until the later of the death of any Annuitant or the period certain determined in "4" below.

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       3.   If the oldest living Annuitant is age [60] or older, You will receive payments in a fixed dollar amount until the later of the death of any Annuitant or the period certain determined in "4" below.

       4. The period certain that payments will be made is equal to the DB divided by the product of the PB on the Annuity Commencement Date multiplied by the greater of the WP and [5%].

       5. The annualized amount will be paid over the greater of the period certain, or until the death of any Annuitant, in the frequency that You elect. If, at the death of any Annuitant, payments have been made for less than the period certain, the remaining scheduled payments will be made to the Beneficiary.

       6. If Your Contract is issued to qualify under Section 401, 403, 408, or 457 of the Internal Revenue Code of 1986, as amended, the period certain will be limited to the life expectancy of the Annuitant, if less, at the time this option becomes effective. Such life expectancy will be computed under the mortality table then in use by Us.

Should You reach Your Annuity Commencement Date, You may elect the Fixed Lifetime Annuity with Payments for a Period Certain in lieu of other annuity payout options Offered by Us at such time.

INVESTMENT RESTRICTIONS

We may limit, at anytime on or after the rider effective date, the Sub-Accounts in which You may allocate Your Contract Value. We may require that You allocate Your Contract Value in accordance with any asset allocation models, investment program or a fund of funds Sub-Account or Sub-Account that We direct You follow from time to time, on or after the rider effective date.

Should We prohibit investment in any Sub-Account or require You to allocate Your Contract Value to an asset allocation model, investment programs or a fund of funds Sub-Account or Sub-Account, any transfers required to reallocate Contract Value will not be used in determining the number of transfers allowed during a Contract Year.

If the restrictions are violated, the withdrawal feature of this rider will be revoked. We will continue this rider's DB feature only.

REVOKING THE WITHDRAWAL FEATURE

This rider is irrevocable by You. We may revoke the withdrawal feature of this rider as provided under the following provisions of this rider: Spousal Continuation, Covered Life Change and Investment Restrictions. If We revoke this rider, it cannot be re-elected by You. We will continue this rider's DB feature only.

The benefits under this rider cannot be directly or indirectly assigned, pledged or securitized in any way. Any such actions will invalidate this rider.

If the withdrawal feature of this rider is revoked as described herein, We will reduce the DB for any Partial Surrender(s) after the date the Rider was revoked, in proportion to the reduction in Contract Value due to such Partial Surrender(s).

On the date the withdrawal feature of this rider is revoked, a prorated share of the Rider Charge will be assessed, and will no longer be assessed thereafter. If this rider is revoked under the Spousal Continuation provision, the Rider Charge will not be assessed on the date the rider is revoked.

CONTRACT AGGREGATION

For purposes of determining the guaranteed benefits under this rider, We reserve the right to treat one or more deferred variable annuity contracts issued by Us to You with this rider attached as one contract. If We elect to aggregate contracts, We will change the period over which We measure withdrawals.

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POST ISSUE ELECTION

If the rider effective date is after the Contract Issue Date, the period between the rider effective date and Your next Contract Anniversary will constitute a Contract Year.

RIDER CHARGE

There is an additional charge for this rider. The charge will never exceed a guaranteed maximum rate of [0.75%]. The charge will be assessed on the PB and deducted on each Contract Anniversary on a prorated basis from the Sub-Accounts and the Fixed Account, if the Fixed Account Rider is attached to Your Contract and is operative. If the rider effective date is after the Contract Issue Date, the period between the rider effective date and the next Contract Anniversary will constitute a Contract Year. The charge for this Contract Year will be prorated based on the number of days between the rider effective date and the next Contract Anniversary.

If Your current Rider Charge is less than [0.75%] and has been in effect for at least 5 years, and the oldest Covered Life is less than age [80], We reserve the right to increase the charge up to the guaranteed maximum rate. If We increase the charge, You have the following options:

       1. Accept the Rider Charge increase and continue to receive the automatic PB increases at each Contract Anniversary; or

       2. Decline the Rider Charge increase and no longer receive the automatic PB increases at each Contract Anniversary. If You decline the Rider Charge increase, You will not be able to accept the charge increase at a later date.

We may offer a lower rate if You agree to participate in any asset allocation models, investment program, fund of funds Sub-Account or Sub-Account approved by Us.

If a Partial Surrender is taken on any other dates other than the Contract Anniversary and such partial surrender causes the total surrenders during the Contract Year to exceed the LBP and reduces the Contract Value to below Our minimum amount rule then in effect, We will deduct a prorated share of the Rider Charge from the amount otherwise payable. The prorated share of the Rider Charge is equal to the Rider Charge percentage multiplied by the PB prior to the surrender, multiplied by the number of days since the last Contract Anniversary, divided by 365.

In the case of a Full Surrender on any date other than the Contract Anniversary We will deduct a prorated share of the Rider Charge from the amount otherwise payable. The prorated share of the Rider Charge is equal to the Rider Charge percentage multiplied by the PB prior to the surrender, multiplied by the number of days since the last Contract Anniversary, divided by 365.

The Rider Charge will no longer be assessed upon attainment of the Annuity Commencement Date or after the date the withdrawal feature of this rider is no longer effective. No Rider Charge will be assessed upon the death of a Contract Owner or Annuitant.

Signed for HARTFORD LIFE INSURANCE COMPANY

    /s/ Richard G. Costello   /s/ John C. Walters       /s/ Lizabeth H. Zlatkus
    ------------------------  ------------------------  ------------------------
    RICHARD G. COSTELLO,      JOHN C. WALTERS,          LIZABETH H. ZLATKUS,
    SECRETARY                 CO-PRESIDENT              CO-PRESIDENT

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